Exhibit 99.2

ADMA Biologics Advances Expansion Plans and Opens New Plasma Collection Center in Conyers, GA; ADMA Implements Haemonetics’ Persona Technology for NexSys Plasma Collection System

RAMSEY, N.J., BOCA RATON, FL and Conyers, GA – August 10, 2021 – ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA”), an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics, announced the commencement of operations and initiation of donor plasma collections at its newest ADMA BioCenters plasma collection facility located in Conyers, Georgia.  In conjunction with the plasma collection center opening, ADMA also announced the implementation of the Haemonetics’ Persona® Plasma Collection Solution for the NexSys PCS® system (“Persona”) across its plasma collection center network.

“We are pleased that ADMA has chosen to adopt the Haemonetics Persona® Plasma Collection Solution for the NexSys PCS® system. We share their commitment to a personalized and improved donor experience and striving to meet the growing demand for plasma-derived medicines to help patients in need," said Dr. Jan Hartmann, Chief Medical Officer of Haemonetics Corporation (“Haemonetics”).

“The implementation of Persona® technology and the opening of ADMA’s newest plasma collection center directly advances the Company’s near term and ongoing strategic objectives,” said Adam Grossman, President and Chief Executive Officer of ADMA. “With today’s plasma collection center opening, ADMA now has eight collection facilities under its corporate umbrella at various stages and remains on track to have 10 or more centers in operation by 2024. The anticipated yield enhancement resulting from Persona® implementation, in combination with our growing BioCenters’ network, has ADMA well-positioned to sustain quarter-over-quarter revenue growth throughout 2021 and beyond.   These activities will add to ensuring continuity of our commercial product supply to customers and patients in the growing Immune Globulin market.

“The collective impact of today’s developments is anticipated to improve gross margins and enhance overall corporate profitability.  ADMA continues to execute across all business units and, as a result, confidently reiterates all previously provided financial and strategic objectives. We look forward to continuing to build on the business momentum over the remainder of 2021 and beyond,” concluded Mr. Grossman.

ADMA BioCenters’ newest, state-of-the-art plasma collection center located in Conyers, Georgia features automated registration, high-tech collection equipment designed to shorten the donation process, free Wi-Fi wireless network in the donor collection area, individual flat-screen TVs with cable at each donor station, and highly trained and certified staff who put donor comfort and safety first. At full capacity, the center expects to maintain a staff of up to 50 highly trained healthcare workers.  Pursuant to updated United States Food and Drug Administration (“FDA”) guidance to obtain approval for plasma collection centers, sponsors are now required to collect plasma donations for three months prior to submitting a Biologics License Application (“BLA”) filing.  Accordingly, ADMA expects to file its BLA for the Conyers, Georgia plasma collection facility in approximately three months and anticipates a standard 12-month BLA review period by the FDA. In the meantime, ADMA is permitted to collect plasma donations at this site and, once the site is FDA approved, ADMA can utilize the plasma collected for further use in the manufacturing of life saving therapies.

New plasma donors can receive $70 on the first donation and up to $650/month. To learn more about the ADMA BioCenters donation process, and to schedule an appointment, please visit: www.admabiocenters.com, or visit in person at:  1820 Highway 20 SE, Conyers, Georgia 30013

About ADMA BioCenters

ADMA BioCenters operates FDA-licensed facilities specializing in the collection of human plasma used to make special medications for the treatment and prevention of diseases. Managed by a team of experts who have decades of experience in the specialized field of plasma collection, ADMA BioCenters provides a safe, professional and pleasant donation environment. ADMA BioCenters strictly follows FDA new regulations and guidance and enforces current good manufacturing practices (“cGMP”) in all of its facilities. For more information about ADMA BioCenters, please visit www.admabiocenters.com.

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases. ADMA currently manufactures and markets three United States Food and Drug Administration (FDA) approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: BIVIGAM® (immune globulin intravenous, human) for the treatment of primary humoral immunodeficiency (PI); ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against the hepatitis B virus. ADMA manufactures its immune globulin products at its FDA-licensed plasma fractionation and purification facility located in Boca Raton, Florida. Through its ADMA BioCenters subsidiary, ADMA also operates as an FDA-licensed source plasma collector in the U.S., which provides a portion of its blood plasma for the manufacture of its products. ADMA’s mission is to manufacture, market and develop specialty plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents: 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

About Haemonetics

Haemonetics (NYSE: “HAE”) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.  Persona®, a proprietary, patented solution built upon Haemonetics’ NexSys PCS® platform, tailors plasma collections to each donor’s individual characteristics and is clinically shown to yield +9% to 12% (based on baseline device, software configuration and donor population) more plasma per donation on average to maximize both cost-efficient output and patient impact from plasma collection centers.  To learn more about Haemonetics, visit www.haemonetics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 about ADMA Biologics, Inc. (“we,” “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “anticipate,” “intend,” “target,” “plan,” “expect,” “believe,” “will,” “is likely,” “will likely,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements about ADMA’s future results of operations; yield enhancement resulting from the Persona® technology implementation; expansion plans and the goal of opening ten or more new plasma collection centers by 2024; timing relating to the filing of a Biologics License Application for the Conyers, Georgia facility and the number of employees at such location; and the use of plasma collected at the Conyers, Georgia facility for production of immunoglobulin products. Actual events or results may differ materially from those described in this press release due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:
Skyler Bloom
Director, Investor Relations and Corporate Strategy | 201-478-5552 | sbloom@admabio.com

INVESTOR RELATIONS CONTACT:
Michelle Pappanastos
Senior Managing Director, Argot Partners | 212-600-1902 | michelle@argotpartners.com